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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2008, relating to the consolidated financial statements, which appears in Helicos BioSciences Corporation's Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 17, 2008

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  EXHIBIT 23.2